Exhibit 10.1

optimumBank Holdings, Inc.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is entered into as of June 24, 2021 (the “Effective Date”) by and between OPTIMUMBANK HOLDINGS, INC., a Florida corporation (the “Company”), and Aaron Mauer (the “Investor”).

RECITALS

A. The Company has agreed to sell to the Investor, and the Investor has agreed to purchase from the Company, 200 shares (the “Shares”) of the Company’s Series B preferred stock, no par value (the “Series B Preferred”), at a price of $25,000.00 per Share (the “Per Share Price”), or a total of $5,000,000.00 (the “Purchase Price”).

B. The parties have agreed to enter into this Agreement in order to set forth the terms and conditions under which the Company will sell, and the Investor will purchase, the Shares.

NOW, THEREFORE, the parties hereby agree as follows:

1. Sale and Purchase of Shares.

(a) Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the respective parties contained in this Agreement, the Company agrees to sell to the Investor, and the Investor irrevocably agrees to purchase from the Company, 200 shares of the Series B Preferred of the Company (the “Shares”) at the Per Share Price of $25,000 (the “Transaction”).

2. Closing.

(a) Closing.

(i) The closing of the sale to the Investor, and the purchase by the Investor, of the Shares (the “Closing”) shall occur as soon as practical following the execution of this Agreement. The date of the Closing is referred to as the “Closing Date.”

(ii) At the Closing,

(1) the Company will deliver to the Investor a certificate representing the number of Shares to be issued; and

(2) The Investor will pay the Purchase Price of $5,000,000 for the Shares to the Company.

3. Representations and Warranties of the Company.

(a) Representations and Warranties. The Company represents and warrants that:

(i) Formation and Good Standing. The Company is duly organized and validly existing as a corporation under the laws of the State of Florida and, subject to applicable law, has all requisite power and authority to carry on its business as now conducted.

(ii) Authorization of Agreement, etc. The execution and delivery of this Agreement has been authorized by all necessary action on behalf of the Company and this Agreement is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(iii) Compliance with Laws and Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default under any material agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any permit, franchise, judgment, decree, statute, order, rule or regulation applicable to the Company or its business or properties.

(iv) Offer of Shares. Neither the Company nor anyone acting on its behalf has taken or will take any action that would subject the issuance and sale of the Shares to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(b) Survival of Representations and Warranties. All representations and warranties made by the Company in Section 3.1 shall survive the execution and delivery of this Agreement, any investigation at any time made by the Investor or on the Investor’s behalf and the issue and sale of Shares.

4. Representations and Warranties of the Investor.

(a) Representations and Warranties. The Investor represents and warrants to the Company that each of the following statements is true and correct as of the Closing Date:

(i) Accuracy of Information. All of the information provided by the Investor pursuant to this Agreement, including the information set forth in Exhibit A to this Agreement, is true, correct and complete in all respects. Any other information the Investor has provided to the Company is correct and complete as of the date of this Agreement.

(ii) Access to Information. The Investor acknowledges that the has had the opportunity to receive and review the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, and the Company’s Proxy Statement for its 2021 Annual Meeting, and has had an opportunity to ask questions of, and receive answers from, the Company or any of its management concerning the Company, and to obtain any other information which the Investor requested with respect to the Company and the Investor’s investment in the Company.

(iii) Investment Representation and Warranty. The Investor is acquiring the Shares for the Investor’s own account. The Investor hereby agrees that the Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of such Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions, and any applicable state or other securities laws.

(iv) Representation of Investment Experience and Ability to Bear Risk. The Investor (i) is knowledgeable and experienced with respect to the financial, tax and business aspects of the ownership of the Shares and of the business contemplated by the Company and is capable of evaluating the risks and merits of purchasing Shares and, in making a decision to proceed with this investment, has not relied upon any representations, warranties or agreements, other than those set forth in this Agreement, and (ii) can bear the economic risk of an investment in the Company for an indefinite period of time, and can afford to suffer the complete loss thereof.

(v) Accredited Investor. The Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act by reason of the fact that the Investor has a net worth, together with his spouse, in excess of $1,000,000, excluding the value of his primary residence.

(vi) Suitability. The Investor has evaluated the risks involved in investing in the Shares and has determined that the purchase of the Shares is a suitable investment for the Investor. Specifically, the aggregate amount of the investments made by the Investor, and the Investor’s commitments to invest, in all similar investments that are illiquid is reasonable in relation to the Investor’s net worth, both before and after the purchase of the Shares pursuant to this Agreement.

(vii) Transfers and Transferability.

(1) The Investor understands and acknowledges that the Shares have not been registered under the Securities Act or any state securities laws and are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be resold or transferred unless they are subsequently registered under the Securities Act and such applicable state securities laws or unless an exemption from such registration is available. The Investor also understands that the Company does not have any obligation or intention to register the Shares for sale under the Securities Act, any state securities laws or of supplying the information which may be necessary to enable the Investor to sell Shares; and that the Investor has no right to require the registration of the Shares under the Securities Act, any state securities laws or other applicable securities regulations.

(2) The Investor has no contract, understanding, agreement or arrangement with any person to sell or transfer or pledge to such person or anyone else any of the Shares for which the Investor hereby subscribes (in whole or in part); and the Investor have no present plans to enter into any such contract, undertaking, agreement or arrangement.

(viii) Residence. The Investor’s residence is the address shown in the signature page of this Agreement and the Investor is not merely transient or temporarily resident there.

(ix) Awareness of Risks. The Investor represents and warrants that the Investor is aware that an investment in the Shares involves a substantial degree of risk of loss.

(x) Power, Authority; Valid Agreement. (i) The Investor has all requisite power and authority to execute, deliver and perform the Investor’s obligations under this Agreement and to purchase the Investor’s Shares; (ii) the Investor’s execution of this Agreement has been authorized by all necessary action on the Investor’s behalf; and (iii) this Agreement is valid, binding and enforceable against the Investor in accordance with its terms.

(xi) No Conflict; No Violation. The execution and delivery of this Agreement by the Investor and the performance of the Investor’s duties and obligations hereunder and thereunder (i) do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under (A) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which the Investor or any of the Investor’s affiliates is a party or by which the Investor or any of them is bound or to which the Investor’s or any of their properties are subject; (ii) do not require any authorization or approval under or pursuant to any of the foregoing; or (iii) do not violate any statute, regulation, law, order, writ, injunction or decree to which the Investor or any of the Investor’s affiliates is subject.

(xii) No Default. The Investor is not (i) in default (nor has any event occurred which with notice, lapse of time, or both, would constitute a default) in the performance of any obligation, agreement or condition contained in (A) this Agreement, (B) (1) any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness or any lease or other agreement or understanding, or (2) any license, permit, franchise or certificate, in either case to which the Investor or any of the Investor’s affiliates is a party or by which the Investor or any of them is bound or to which the Investor’s or any of their properties are subject, or (ii) in violation of any statute, regulation, law, order, writ, injunction, judgment or decree applicable to the Investor or any of the Investor’s affiliates.

(xiii) No Litigation. There is no litigation, investigation or other proceeding pending or, to the Investor’s knowledge, threatened against the Investor or any of the Investor’s affiliates which, if adversely determined, would adversely affect the Investor’s business or financial condition or the Investor’s ability to perform the Investor’s obligations under this Agreement.

(xiv) Consents. No consent, approval or authorization of, or filing, registration or qualification with, any court or Governmental Authority on the Investor’s part is required for the execution and delivery of this Agreement by the Investor or the performance of the Investor’s obligations and duties hereunder or thereunder.

(b) Survival of Representations and Warranties. All representations and warranties made by the Investor in Section 4.1 of this Agreement shall survive the execution and delivery of this Agreement, as well as any investigation at any time made by or on behalf of the Company and the issue and sale of Shares.

5. Certain Agreements and Acknowledgments of the Investor.

(a) Agreements. The Investor understands, agrees and acknowledges that:

(i) No foreign, federal, or state authority has made a finding or determination as to the fairness for investment of the Shares and no foreign, federal or state authority has recommended or endorsed or will recommend or endorse the purchase of the Shares.

(ii) The Investor will not, directly or indirectly, assign, transfer, offer, sell, pledge, hypothecate or otherwise dispose of all or any part of the Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of all or any part of the Shares) except in accordance with the registration provisions of the Securities Act or an exemption from such registration provisions and any applicable state or other securities laws.

(iii) The Investor acknowledges that: (i) the Shares do not constitute a savings or deposit account or an obligation of OptimumBank or any of other subsidiary of the Company; and (ii) an investment in the Shares is not insured by the Federal Deposit Insurance Corporation or any other government agency.

(iv) The Investor acknowledges that, under Section 517.061(11) of the Florida Securities and Investor Protection Act, the Investor has the right to void and rescind the Investor’s purchase of the Shares provided that the Investor must exercise this right, if at all, within three days after the Investor first pays the purchase price of the Shares or within three days after the date on which the Investor executes this Agreement, whichever is later.

(v) If there should be any change in the information provided by the Investor to the Company (whether pursuant to this Agreement or otherwise) prior to the Investor’s purchase of the Shares, the Investor will immediately furnish such revised or corrected information to the Company.

6. General Contractual Matters.

(a) Amendments and Waivers. This Agreement may be amended and the observance of any provision hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor and the Company.

(b) Assignment. The Investor agrees that neither this Agreement nor any rights which may accrue to the Investor hereunder may be transferred or assigned.

(c) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to any party when delivered by hand, when delivered by telecopier, or when mailed, first-class postage prepaid, (a) if to the Investor, to the Investor at the address or telecopy number set forth on the signature page to this Agreement, or to such other address or telecopy number as the Investor shall have furnished to the Company in writing, and (b) if to the Company, to 2929 East Commercial Blvd., Suite 101, Fort Lauderdale, FL 33308, or to such other address or addresses, as the Company shall have furnished to the Investor in writing, provided that any notice to the Company shall be effective only if and when received by the Company.

(d) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

(e) Arbitration. Any dispute or controversy arising out of or in relation to this Agreement shall be determined by binding arbitration in Ft. Lauderdale, Florida, in accordance with the commercial rules of the American Arbitration Association then in effect, and judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. The expenses of the arbitration shall be borne equally by the parties to the arbitration, provided that each party shall pay for and bear the cost of its own experts, evidence, legal counsel and travel expenses.

(f) Waiver of Jury Trial. Each Party knowingly, voluntarily and intentionally waives its right to trial by jury in lawsuits or any other actions, proceedings or counterclaims based in law or equity in connection with or arising out of this Agreement.

(g) Descriptive Headings. The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement.

(h) Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement, and there are no representations, covenants or other agreements except as stated or referred to herein.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

COMPANY:

OPTIMUMBANK HOLDINGS, INC.

By:	/s/ Moishe Gubin
Name:	Moishe Gubin
Title:	Chairman

INVESTOR:

/s/ Aaron Mauer
Name:	Aaron Mauer

Page 6 of 6